Exhibit 99.1

TSS, INC. REPORTS SECOND QUARTER 2023 RESULTS

ROUND ROCK, TX – August 14, 2023 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its second quarter ended June 30, 2023.

Second Quarter Highlights (unaudited):

●

Second quarter 2023 revenue of $14.5 million compared with $6.4 million in the second quarter of 2022. Reseller revenues were $10.6 million in the second quarter of 2023 compared to $0.8 million in the second quarter of 2022.

●	Gross margin of 22% in the second quarter of 2023 compared with 41% in the second quarter of 2022.
●	Operating income of $975,000 in the second quarter of 2023 compared to operating income of $939,000 in the second quarter of 2022.
●	Net income of $315,000 or $0.01 per share in the second quarter of 2023 compared to net income of $771,000 or $0.04 per share in the second quarter of 2022.
●	Adjusted EBITDA income of $1,223,000 in the second quarter of 2023 compared with Adjusted EBITDA income of $1,116,000 in the second quarter of 2022.

Year-to-date Highlights (unaudited):

●	2023 revenue of $21.1 million compared with $11.6 million in 2022. Reseller revenues were $12.3 million in 2023 compared to $2.5 million in 2022.
●	Gross margin of 23% in 2023 compared with 37% in 2022.
●	Operating income of $310,000 in 2023 compared to operating income of $766,000 in 2022.
●	Net loss of $471,000 or $(0.02) per share in 2023 compared to net income of $463,000 or $0.02 per share in 2022.
●	Adjusted EBITDA income of $786,000 in 2023 compared with Adjusted EBITDA income of $1,159,000 in 2022.

“We had a very successful second quarter with strong financial results benefitting from progress made aligning our cost structure, strengthening our management team, and positioning TSS for future growth. Several large procurement transactions that slipped from our first quarter closed during the second quarter and helped fuel revenue and profits from our procurement and reseller business,” said Darryll E. Dewan, President and CEO of TSS. “Looking forward,” continued Dewan, “we plan to capitalize on the growing compute and storage requirements as a result of the accelerating digital transformation driven by AI, cyber-security, data analytics, and other emerging technologies. We expect this market activity will fuel long-term demand for the integration services we provide. We are actively building new demand-generation plans to take advantage of projected market growth, including aligning ourselves with OEM customers earlier in the sales process to ensure we benefit from new opportunities in emerging technologies and markets. In the near-term we are optimistic about our business prospects and outlook for the latter half of 2023.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the second quarter 2023 financial results for Monday, August 14, 2023, at 4:30 PM Eastern. To participate on the conference call, please dial 1-888-596-4144 toll free from the U.S., or 1-646-968-2525 for international callers. The event ID number is 3667493. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately four hours after the conclusion of the call and will be made available until September 15, 2023. The audio replay can be accessed at the following url: EVENT | ECHO PLAYBACK (registrations.events)

The conference ID to access the digital playback is 3667493. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, provision for bad debts and certain extraordinary items, including CEO transition costs. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risk related to the development of our procurement and reseller services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	June 30,	December 31,
	2022	2022
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$24,172	$20,397
Contract and other receivables, net	10,608	2,745
Costs and estimated earnings in excess of billings on uncompleted contracts	128	231
Inventories, net	1,263	862
Prepaid expenses and other current assets	412	175
Total current assets	36,583	24,410
Property and equipment, net	676	587
Lease right-of-use assets	4,398	4,717
Goodwill	780	780
Intangible assets, net	-	35
Other assets	861	877
Total assets	$43,298	$31,406
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$34,306	$21,616
Deferred revenues	1,599	2,080
Current portion of lease liabilities	658	467
Total current liabilities	36,563	24,163
Non-current portion of lease liabilities	3,983	4,309
Total liabilities	40,546	28,472
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at June 30, 2023 and December 31, 2022; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at June 30, 2023 and December 31, 2022: 23,288 and 23,197 shares issued at June 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	71,822	71,522
Treasury stock 1,684 and 1,657 shares at cost at June 30, 2023 and December 31, 2022, respectively	(2,216)	(2,205)
Accumulated deficit	(66,856)	(66,385)
Total stockholders' equity	2,752	2,934
Total liabilities and stockholders’ equity	$43,298	$31,406

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Results of Operations:
Revenue	$14,537	$6,421	$21,111	$11,613
Cost of revenue	11,315	3,809	16,203	7,335
Gross profit	3,222	2,612	4,908	4,278

Operating expenses:
Selling, general and administrative	2,159	1,603	4,421	3,332
Depreciation and amortization	88	70	177	180
Total operating costs	2,247	1,673	4,598	3,512
Operating income (loss)	975	939	310	766
Interest expense	(672)	(162)	(812)	(291)
Other income (expense), net	24	4	52	9
Income (loss) before income taxes	327	781	(450)	484
Income tax expense	12	10	21	21
Net income (loss)	$315	$771	$(471)	$463

Basic net income (loss) per share	$0.01	$0.02	$(0.02)	$0.02
Diluted net income (loss) per share	$0.01	$0.02	$(0.02)	$0.02

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss)	$315	$771	$(471)	$463

Interest expense (income), net	648	158	760	282
Depreciation and amortization	88	70	177	180
Income tax expense	12	10	21	21
EBITDA profit (loss)	$1,063	$1,099	$487	$946
Stock based compensation	160	107	299	213
Adjusted EBITDA profit (loss)	$1,223	$1,116	$786	$1,159